Exhibit 4.28
COUNTRYWIDE FINANCIAL CORPORATION
(CUSIP No. 222372AJ3)

REGISTERED	PRINCIPAL AMOUNT

No. FX-1	$500,000,000
6.25% SUBORDINATED NOTE DUE MAY 15, 2016
THIS NOTE IS NOT A DEPOSIT OR OTHER OBLIGATION OF A BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
IF THE HOLDER OF THIS NOTE IS THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”) OR A NOMINEE OF THE DEPOSITARY, THIS NOTE IS A GLOBAL NOTE AND THE FOLLOWING LEGEND APPLIES:
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ISSUE PRICE: 99.729%	INTEREST RATE: 6.25%

ORIGINAL ISSUE DATE: May 16, 2006	STATED MATURITY DATE: May 15, 2016

PRINCIPAL AMOUNT: $500,000,000	INTEREST PAYMENT DATES: May 15 and November 15 of each year, commencing November 15, 2006

MINIMUM DENOMINATION: $10,000	RECORD DATES: Each May 1 and November 1 (whether or not a Business Day) preceding each applicable Interest Payment Date, commencing November 1, 2006

REDEMPTION:	OTHER/ADDITIONAL TERMS:
     ☑ NO
     ☐ YES

     COUNTRYWIDE FINANCIAL CORPORATION, a Delaware corporation (the “Company”), for value received, hereby promises to pay to Cede & Co. or registered assignees, the principal sum of One Billion Dollars ($500,000,000) on the Stated Maturity Date specified above at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, and such other place or places as may be provided for pursuant to the Indenture referred to below, and to pay interest semi-annually in arrears on May 15 and November 15 of each year (each, an Interest Payment Date”), commencing on November 15, 2006, and on the Stated Maturity Date; provided, however, that if an Interest Payment Date or the Stated Maturity Date would fall on a day that is not a Business Day (as defined below), any payment of principal, premium, if any, and/or interest to be made on an Interest Payment Date or on the Stated Maturity Date that is not a Business Day shall be made on the next Business Day with the same force and effect as if made on such Interest Payment Date or Stated Maturity Date, as the case may be, and no interest on such payment shall accrue to the next Business Day. For purposes of this Note, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the city in which the Trustee’s Corporate Trust Office is located or in New York, New York or Los Angeles, California are authorized or obligated by law, executive order or regulation to remain closed.
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid, as provided in the Indenture, to the person (the “Holder”) in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the May 1 or November 1, as applicable, (whether or not a Business Day) immediately preceding such Interest Payment Date (each, a “Record Date”); provided, however, that interest payable on the Stated Maturity Date will be payable to the person to whom principal is payable.
     Unless otherwise specified above, payment of interest on this Note due on any Interest Payment Date other than the Stated Maturity Date, at the option of the Company, may be made by mailing a check to the address of the Holder hereof as such address shall appear in the Security Register (as defined in the Indenture) on the applicable Record Date. Notwithstanding the foregoing, on any Interest Payment Date other than the Stated Maturity Date, each Holder of U.S. $10,000,000 or more in aggregate principal amount of Notes (whether or not having identical terms and provisions) shall be entitled to receive such payment by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the United States, but only if appropriate wire transfer instructions have been received in writing by the Trustee not later than the Record Date immediately preceding such Interest Payment Date. If this Note is a global Note registered in the name of the Depositary or its nominee, then, anything in the Indenture or the Notes to the contrary notwithstanding, payments of the principal of, premium, if any, and interest on this Note shall be made by wire transfer. The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer; provided, however, that any tax, assessment or other governmental charge imposed upon payments shall be borne by the Holder hereby in respect of which payments are made.
     All payments of principal, premium, if any, and interest, in respect of this Note will be made by the Company in U.S. dollars.
     Any interest not punctually paid or duly provided for with respect to this Note (“Defaulted Interest”) will forthwith cease to be payable to the Holder of this Note on the applicable Record Date and may either be paid to the person in whose name this Note is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely provided in the Indenture.
     This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (collectively, the “Debt Securities”), of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture, dated as of May 16, 2006, as amended, supplemented or modified from time to time (the “Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. This Note is one of a series designated as “6.25% Subordinated Notes due May 15, 2016” of the Company (collectively, the “Notes”), limited in aggregate principal amount to U.S. $1,000,000,000.
     The indebtedness evidenced by, and the payment of the principal of and premium, if any, and interest on, and any other amount owing in respect of, the Notes is, to the extent and in the manner provided in the Indenture, expressly made subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of the Company whether outstanding at the date of this Note or thereafter incurred. Each Holder of this Note, by his acceptance hereof, agrees to and shall be bound by all the provisions of the Indenture relating to such subordination and authorizes and directs the Trustee to take such action on his behalf as may be necessary or appropriate to acknowledge or effectuate the subordination of the indebtedness evidenced by this Note as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.
     The interest payable hereon on each Interest Payment Date will include interest accrued from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from and including the Original Issue Date, as the case may be, to, but excluding, the next applicable Interest Payment Date or the Stated Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     If an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof and accrued but unpaid interest hereon, may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture. Payment of the principal of the Note may be accelerated only in the case of certain events involving the bankruptcy or reorganization of the Company under U.S. federal bankruptcy laws. There is no right of acceleration of payment of the Note in the case of a default in the performance of any covenant of the Company, including payment of principal or interest.
     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the Debt Securities at the time outstanding of each series to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders of the Debt Securities; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Debt Security affected thereby:
     (i) except as otherwise permitted in the Indenture in connection with Debt Securities for which the Stated Maturity is extendible, change the Stated Maturity of the principal of, or any installment of interest on, any such Debt Security;
     (ii) reduce the principal amount of any such Debt Security or, except as otherwise permitted in the Indenture in connection with Debt Securities for which the interest rate may be reset, the interest thereon or any premium payable upon the repayment thereof;
     (iii) adversely affect any right of repayment at the option of the Holder of any such Debt Security;
     (iv) reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Debt Security;
     (v) change any Place of Payment, or the coin or currency or currency unit of the payment of the principal of, premium, if any, or interest on any Debt Security;
     (vi) change or eliminate certain rights of Holders to receive payment in a designated currency;
     (vii) impair the right to institute suit for the enforcement of any required payment on or with respect to any Debt Security;
     (viii) reduce the percentage in aggregate principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture;
     (ix) make any change relating to the subordination of the Debt Securities in a manner adverse to the Holders of such Debt Securities; or
     (x) modify certain other provisions of the Indenture. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Debt Securities of any series, the Holders of a majority in aggregate principal amount of the Debt Securities of such series at the time outstanding may on behalf of the Holders of all of the Debt Securities of such series waive any past default or Event of Default and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any Debt Security of such series or in respect of certain other covenants or provisions of the Indenture.
Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not any notation of such consent or waiver is made upon this Note or such other Notes.
     No reference herein to the Indenture and no reference to any provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Note at the places, at the respective times, at the rate and in the currency herein prescribed.
     The Notes are issuable in registered form without coupons in the minimum denomination of U.S. $10,000, and in integral multiples of U.S. $1,000 in excess thereof, or such other Minimum Denomination as specified on the face hereof. Notes may be exchanged by the Holder hereof, without charge except for any tax, assessment or other governmental charge imposed in connection therewith, for a like aggregate principal amount of Notes of other authorized denominations in the manner and subject to the limitations provided in the Indenture at the Corporate Trust Office of the Trustee.
     The Company may not redeem this Note, in whole or in part, prior to the Stated Maturity Date.
     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder hereof as the owner of this Note, for the purpose of receiving payment of the principal hereof and premium, if any, and interest hereon and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any such agent of the Company or the Trustee shall be affected by any notice to the contrary.
     No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer, director or employee, as such, past, present, or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
     The Notes are not subject to the defeasance or covenant defeasance provisions under the Indenture.
     All terms used but not defined in this Note shall have the meanings assigned to them in the Indenture.
     The Indenture and the Notes shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of laws provisions thereof.
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by or on behalf of the Trustee under the Indenture.

     IN WITNESS WHEREOF, Countrywide Financial Corporation has caused this instrument to be signed in its name by the facsimile signatures of its duly authorized officers.

	Date: May 16, 2006	COUNTRYWIDE FINANCIAL CORPORATION

		By:	SPECIMEN

Bradley W. Coburn
Managing Director, Assistant Treasurer, Cash
Management

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Date: May 16, 2006

This is one of the Debt Securities of
the series designated therein referred to
in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:	SPECIMEN

Authorized Signatory

ASSIGNMENT
FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE

Please Print or Typewrite Name and Address Including Zip Code of Assignee

the within Note and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:	Signature:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement, or any change whatsoever.